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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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ARDEN GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARDEN GROUP, INC 2020 South Central Avenue Compton, California 90220 (310) 638-2842

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 15, 2010

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Arden Group, Inc. (Company) will be held at The Beverly Hilton Hotel, Palm Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 15, 2010, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect three directors for a term of three years each;

  2.
  To ratify the selection of independent registered public accounting firm for the 2010 fiscal year; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The close of business on April 20, 2010 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THE RETURN OF YOUR PROXY WILL NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE MEETING.

By Order of the Board of Directors

Senior Vice President

May 3, 2010

PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED
IN FURTHER COMMUNICATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 15, 2010. The Proxy Statement and the Annual Report to Stockholders are available at www.ardengroupinc.com.

ARDEN GROUP, INC. 2020 South Central Avenue Compton, California 90220 (310) 638-2842

ANNUAL MEETING OF STOCKHOLDERS
ON JUNE 15, 2010

PROXY STATEMENT

General

        This Proxy Statement is furnished by the Board of Directors of Arden Group, Inc. (Company) in connection with its solicitation for use at the Annual Meeting of Stockholders (Meeting) to be held at The Beverly Hilton Hotel, Palm Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 15, 2010, at 10:00 a.m. local time, and at any adjournment thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy will first be sent to stockholders is May 3, 2010. If you are planning to attend our Annual Meeting and require directions to the meeting, please contact our Corporate Assistant Secretary, Patricia Betance at 310-638-2842 extension 345.

        All shares represented by a properly executed and unrevoked proxy received in time for the Meeting will be voted as specified in the proxy. The Board of Directors recommends a vote for (i) the election as directors of the Board of Directors' nominees and (ii) ratification of the selection of the independent registered public accounting firm. If no specification is made, shares represented by a properly executed and unrevoked proxy will be voted in accordance with the foregoing recommendations. The Company does not know of any other business that will be presented for action at the Meeting, but if any matter is properly presented, the persons named in the accompanying proxies will vote thereon in accordance with their judgment. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Assistant Secretary of the Company, by timely delivery of a later proxy or by voting in person at the Meeting.

        The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock of the Company and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers or employees of the Company and its subsidiaries in person or by telephone or electronically, for which such persons will receive no special compensation. In addition, InvestorCom, Inc. (InvestorCom) has been retained by the Company to aid in the solicitation of proxies from banks, brokers and nominees and will solicit such proxies by mail, telephone, electronically and personal interview, and will request brokerage houses and nominees to forward soliciting material to beneficial owners of the Company's stock. For these services, InvestorCom will be paid a fee of $3,000 plus expenses.

Record Date; Shares Entitled to Vote; Quorum

        The Board has fixed the close of business on April 20, 2010, as the record date for the determination of holders of Class A Common Stock (Class A) entitled to notice of and to vote at the Meeting. Accordingly, only holders of shares of Class A of record at the close of business on such date will be entitled to vote such shares at the Meeting. At the close of business on April 20, 2010, there were outstanding and entitled to vote 3,161,098 shares of Class A. Each share of Class A entitles the holder thereof to one vote on all matters described in this Proxy Statement and all other matters which could be properly brought before the Meeting. As of April 20, 2010, there were approximately 786 holders of record of Class A. The presence, either in person or by properly executed proxy, of stockholders holding of record a number of shares of Class A entitling them to exercise a majority of the voting power of such class of stock is necessary to constitute a quorum at the Meeting.

Principal Stockholders

        As of April 20, 2010, the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Class A, the Company's only outstanding voting securities, were the following:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Bernard Briskin Arden Group, Inc. 9595 Wilshire Boulevard, Suite 411 Beverly Hills, CA 90212	1,800,245	(2)(3)	57.0%

Giovine Capital Group, LLC 1333 2nd Street, Suite 650 Santa Monica, CA 90401	167,032	(4)	5.3%

Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	162,900	(5)	5.2%

(1)
Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. For purposes of this Proxy Statement, 1,357,200 treasury shares of Class A are not deemed to be outstanding.

(2)
This amount includes the following shares: (i) 186,096 shares held in trust (of which Mr. Briskin is the trustee) for the benefit of Mr. Briskin and his children and (ii) an aggregate of 103,012 shares held by Mr. Briskin's spouse or in her Individual Retirement Accounts for her benefit. Mr. Briskin disclaims any beneficial ownership of the shares set forth in clause (ii) hereof and has no voting or investment power with respect to these shares. Nothing herein should be construed as an admission that Mr. Briskin is in fact the beneficial owner of these shares.

(3)
This amount excludes 28,204 shares of Class A held by The Judy and Bernard Briskin Foundation of which Mr. Briskin serves as a co-trustee. Mr. Briskin disclaims any beneficial ownership with respect to these shares.

(4)
Based upon Schedule 13-G filed on January 14, 2010 with the Securities and Exchange Commission.

(5)
Based upon Schedule 13-G filed on January 22, 2010 with the Securities and Exchange Commission.

ELECTION OF DIRECTORS

        As permitted under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Company's Restated Certificate of Incorporation provides for a classified Board of Directors, with approximately one-third of the total authorized number of directors elected each year for a term of three years by straight (as distinguished from cumulative) voting. At present, there is a vacancy on the Board of Directors for a director with a term of office ending in 2012. The term of three directors expires at the Meeting. The Board of Directors has nominated Messrs. Bernard Briskin, John G. Danhakl and Kenneth A. Goldman, who are presently serving as directors of the Company, for election as directors with terms of office expiring in 2013. The proxies cannot be voted at the Meeting for more than three nominees for director for a term of office expiring in 2013.

        The election of the directors at the Meeting requires the affirmative vote of the holders of a plurality of shares of stock present, in person or by proxy, and entitled to vote at the Meeting. Any votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will be counted for purposes of determining the presence of a quorum but will not be counted and will have no effect on the vote with respect to the election of directors.

        The Board of Directors recommends a vote FOR the election of Messrs. Bernard Briskin, John G. Danhakl and Kenneth A. Goldman.

        Management is not aware of any circumstance that would render a nominee unable to serve. However, if any nominee should unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxies, for the election of a substitute nominee who may be selected by the present Board of Directors.

        Set forth below is certain information concerning each of the nominees and the continuing directors as of April 20, 2010. Certain of this information has been supplied by the persons shown:

Nominees for Election for a Three-Year Term Ending in 2013:

        Bernard Briskin – Mr. Briskin, 85, has been a director of the Company since 1970, including his service as a director of the predecessor to the Company. Mr. Briskin has been the Chief Executive Officer of the Company since 1978. He currently serves as Chairman of the Board, President and Chief Executive Officer of the Company, Chairman of the Board, President and Chief Executive Officer of Arden-Mayfair, Inc. and Chairman of the Board and President of Mayfair Realty, Inc., both subsidiaries of the Company, and Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and Chief Executive Officer of Gelson's Markets, both subsidiaries of Arden-Mayfair, Inc. Based on his long term leadership service on behalf of the Company, Mr. Briskin has extensive experience, understanding and detailed knowledge concerning the Company and its history, operations, business, employees and financial situation. He is also a principal stockholder of the Company's outstanding shares of Class A.

        John G. Danhakl – Mr. Danhakl, 54, a director of the Company since 1995, has been a managing partner of Leonard Green & Partners, L.P., a private equity firm, since March 1995. Prior thereto, he was managing director of the Los Angeles office of Donaldson, Lufkin & Jenerette Securities Corporation, which he joined in 1990 and where he worked extensively with Leonard Green & Partners, L.P. as its lead investment banker. Mr. Danhakl presently serves on the Board of Directors of Horseshoes in the Sun, Inc., Leslie's Poolmart, Inc., The Neiman Marcus Group, Inc., Petco Animal Supplies, Inc., Sagittarius Brands, Inc. and the Tire Rack, Inc. He previously served on the Board of Directors of Asian Media Group, LLC, Big 5 Sporting Goods Corporation, Communications and Power Industries, Inc., Diamond Triumph Auto Glass, Inc., Liberty Group Publishing, Inc., MEMC Electronic Materials, Inc., Phoenix Scientific, Inc., Rite Aid Corporation and VCA Antech, Inc. Mr. Danhakl serves on the Investment Committee and as the chairman of the Compensation and the Nominating Committees of the Company. He has extensive experience concerning the Company and its history, business and financial situation having served as a director of the Company for fifteen years. His service as a member of Boards of Directors of retail business establishments and his service with Leonard Green & Partners, L.P., a well-known, private equity firm, gives him a good understanding of the operations of the Company, public companies, employee compensation, the responsibilities of a director and the understanding of financial information and valuations.

        Kenneth A. Goldman – Mr. Goldman, 67, has been a director of the Company since 2001. He has been an attorney and partner with Reed Smith LLP, an international law firm, since 2003. He was an attorney and director in the law firm of Crosby Heafey Roach & May, a Professional Corporation, from September 2000 to December 2002 and for more than five years prior thereto, an attorney and principal of Sanders, Barnet, Goldman, Simons & Mosk, a Professional Corporation. Mr. Goldman has had substantial experience in legal and transactional aspects of business transactions and real estate and has a good understanding of real estate matters, particularly in the Los Angeles, California area where Gelson's has its stores and wishes to open new ones. He has extensive experience concerning the Company and its business, history and financial information having served as a director of the Company for nine years which gives him a good understanding of the responsibilities of a director and the operations of the Company. Mr. Goldman serves on the Nominating Committee of the Company.

Continuing Directors:

        M. Mark Albert – Mr. Albert, 48, has been a director of the Company since 2007. He serves on the Audit Committee and Compensation Committee of the Company. Mr. Albert has been the managing director of TCW/Crescent Mezzanine, LLC, a mezzanine firm, since August of 2006. Prior thereto, he was managing director of Legacy Partners Group, LLC from February 2005 to July 2006, a partner of AV Advisory, LLC from July 2004 to February 2005, managing director of CIBC World Markets from March 2002 to June 2004 and Director of Leveraged Finance of Credit Suisse First Boston from October 1999 to February 2002. In his various capacities, Mr. Albert has advised and financed a number of food retailers in the western United States, including southern California. His experiences have given him an understanding and knowledge of the operations, financial statements and financial needs of various businesses, including food retailers in the western United States, including southern California, which has benefited the Company.

        Robert A. Davidow – Mr. Davidow, 67, has been a director of the Company since 1993. For more than the past five years, he has been a private investor. Prior thereto, he was a director of WHX, Inc., a public corporation, and from 1976 to 1990, director of High Yield Research at Drexel Burnham Lambert. Mr. Davidow worked for a number of Wall Street firms as a securities analyst from 1968 to 1976 and from 1964 to 1968, he was an auditor with S.D. Leidesdorf. Mr. Davidow serves on the Audit Committee, Compensation Committee and as chairman of the Investment Committee of the Company. Mr. Davidow has extensive experience concerning the Company and its history, business and financial information having served as a director of the Company for seventeen years. As a result of having been on the board of a public company, a certified public accountant, an auditor, a director of a division of a securities firm and a private investor, Mr. Davidow has a good understanding of public companies, financial statements, investments and financial information.

        Steven Romick – Mr. Romick, 46, a director of the Company since 2003, has been an investment advisor and member of First Pacific Advisors, LLC, an investment advisory firm for more than the past five years. Mr. Romick has served as Chairman of the Audit Committee of the Company since 2005 and on account of his financial and accounting knowledge, has been determined to be an "audit committee financial expert." Mr. Romick has 25 years of finance experience, including analyzing and investing in public companies. His knowledge and understanding of public companies, financial statements and information has been extremely useful to the Company. Mr. Romick also serves on the Investment Committee of the Company.

Independent Directors

        The Board of Directors has determined that Messrs. M. Mark Albert, John G. Danhakl, Robert A. Davidow and Steven Romick are independent directors as defined in the Listing Rules of the NASDAQ Stock Market (NASDAQ). These directors constitute a majority of the members of the Board of Directors. All of the directors who are members of the Audit Committee and Compensation Committee of the Board of Directors are independent in compliance with the independence standards applicable for members of those specific committees in the NASDAQ Listing Rules. In reaching the conclusion that Mr. Romick is an independent director and independent in compliance with the independence standards applicable for members of an audit committee in the NASDAQ Listing Rules, the Board of Directors considered the fact that he has an ownership interest in, and is an employee of, a limited liability company that is the investment advisor to a group of mutual funds, in one of which the Company had an investment. The mutual fund in which the Company had invested is not one that is managed by Mr. Romick. The Company's investment was disposed of in December 2008.

        Messrs. Bernard Briskin and Kenneth A. Goldman are members of the Nominating Committee and are not independent as defined in the NASDAQ Listing Rules, but the Company qualifies as a "Controlled Company" under the NASDAQ Listing Rules as Mr. Briskin controls more than fifty percent (50%) of the voting power of the Company. As a Controlled Company, the NASDAQ Listing Rules do not require that the members of its Nominating Committee or the Compensation Committee be independent or that a majority of its directors be independent.

Committees and Meetings of the Board of Directors

        The Company has an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating Committee.

        Current members of the Audit Committee are Mr. Romick, chairman, and Messrs. Albert and Davidow. This Committee, which monitors significant accounting policies, pre-approves the engagement of the independent registered public accounting firm for all audit and non-audit services to be provided, approves the fees payable to the independent registered public accounting firm and reviews audit and management reports, met five times in 2009. The members of the Audit Committee are independent as defined in the NASDAQ Listing Rules and meet the criteria for independence set forth in the rules promulgated under the Securities Exchange Act of 1934.

        The Company's Board of Directors has determined that at least one person serving on the Audit Committee is an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of Regulation S-K. Mr. Steven Romick, the Chairman of the Audit Committee, is independent as defined under applicable Securities and Exchange Commission (SEC) and NASDAQ rules, and the Board of Directors determined he was an "audit committee financial expert."

        Current members of the Compensation Committee are Mr. Danhakl, chairman, and Messrs. Albert and Davidow. The members of the Compensation Committee are independent as defined in the NASDAQ Listing Rules. This Committee, which determines the compensation of the chief executive officer and considers and makes recommendations as to salary and incentive compensation awards to key employees, met three times in 2009. The Compensation Committee does not have a charter.

        Current members of the Investment Committee are Mr. Davidow, chairman, and Messrs. Briskin, Danhakl and Romick. This Committee establishes the short-term investment strategy for the Company and met three times in 2009.

        Current members of the Nominating Committee are Mr. Danhakl, chairman, and Messrs. Briskin and Goldman. The Nominating Committee does not have a charter. Mr. Danhakl is independent as defined in the NASDAQ Listing Rules. Messrs. Briskin and Goldman are not independent as defined in such rules, but the Company qualifies as a "Controlled Company" under the NASDAQ Listing Rules as Mr. Briskin controls more than fifty percent (50%) of the voting power of the Company. As a Controlled Company, the NASDAQ Listing Rules do not require that the members of its Nominating Committee or the Compensation Committee be independent or that a majority of the directors be independent. The Nominating Committee does not have a formal policy with regard to the consideration of candidates for Board membership recommended by its members, other Board members or stockholders. The Nominating Committee addresses the need to retain members and fill vacancies after discussion among current members of the Board of Directors. The Committee will consider qualified nominees recommended by stockholders. Stockholders who wish to recommend a qualified nominee should submit complete information as to the identity and qualifications of the person recommended to the Assistant Secretary of the Company at Arden Group, Inc., P.O. Box 512256, Los Angeles, California 90051-0256.

        Absent special circumstances, the Nominating Committee will continue to recommend for nomination qualified incumbent directors who the Nominating Committee believes will continue to make important contributions to the Board of Directors. The Nominating Committee does not have a formal process for identifying and evaluating nominees for director, nor does it have a formal diversity policy. The Nominating Committee generally requires as a minimum that nominees are persons of sound ethical character, are able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general understanding of certain major business issues facing the Company. As part of this process, the Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board's overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company's business. The Nominating Committee met one time in 2009.

        During the 2009 fiscal year, the Board of Directors held three meetings. Each of the directors attended over 75% of the aggregate of (i) all of the meetings of the Board of Directors held during the period for which he was a director and (ii) all meetings held by all committees of the Board on which such director served during such period.

Board Leadership Structure

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Presently, the roles of the Chairman of the Board and Chief Executive Officer of the Company are assigned to one individual, Bernard Briskin. The Board believes that at this time the needs of the Company are best served by combining these roles under the direction of Mr. Briskin. This structure allows Mr. Briskin to more effectively act as a bridge between management and the Board. Mr. Briskin has extensive experience with the Company which dates back to 1963, a detailed knowledge of the Company's operations and an ability to promote communication and synchronize activities between the Board and management and to provide consistent leadership in coordinating the strategic objectives of both groups. The combined role reduces ambiguity regarding accountability. In addition, the Company does not have a lead independent director. However, two-thirds of the present Board consists of independent directors, all of whom serve on committees of the Board of Directors and communicate on a regular basis with Mr. Briskin. In addition, they bring a broad range of leadership experience to the Board and regularly contribute to the thoughtful discussion important to overseeing the business and presenting opposing viewpoints to be considered and debated amongst the Board and, in some cases, management prior to making significant decisions.

Board's Role in Risk Oversight

        The Chief Executive Officer oversees risk management. If a risk is identified by management as material, it is referred to the full Board or one of its various committees. For example, the Audit Committee oversees matters involving major financial risk exposures including internal controls over financial reporting. The Audit Committee meets regularly with management including members of the Internal Audit Department to monitor the actions that management is taking to identify, assess and control financial risks. The Compensation Committee considers risk as it relates to our nonunion compensation programs, as well as our nonunion retirement and health and welfare plans. The Investment Committee is responsible for monitoring risk related to the Company's choice of investments including type, amount and duration.

Report of the Audit Committee

        The Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

        Management is responsible for the Company's financial reporting and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (GAAP). The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and oversee these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not represent themselves to be, or to currently serve as, accountants or a registered public accounting firm by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that, to the best of management's knowledge, the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent registered public accounting firm included in their report on the Company's financial statements. The Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent registered public accounting firm is in fact "independent."

        The Audit Committee reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended January 2, 2010.

        The Audit Committee has received the written disclosures and the letter from Moss Adams LLP (Moss), the Company's independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding Moss's communications with the Audit Committee concerning independence, and has discussed with Moss its independence. The Audit Committee also discussed with Moss the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended January 2, 2010 for filing with the SEC.

Steven Romick, Chairman
M. Mark Albert
Robert A. Davidow

Members of the Audit Committee

        The preceding "Report of the Audit Committee" shall not be deemed "soliciting material" or incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Fees

        Audit fees include the aggregate fees billed for the audit of the Company's annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in the Company's Forms 10-Q. The aggregate audit fees billed to the Company by Moss were approximately $294,000 and $300,000 for 2009 and 2008, respectively.

Audit-Related Fees

        Audit-related fees incurred in connection with the audit of the Company's nonunion employee benefit plans by Moss totaled approximately $14,000 and $24,000 in 2009 and 2008, respectively.

Tax Fees

        Fees billed by Moss for tax services in 2009 aggregated approximately $37,000, including $36,000 for tax return and compliance work and $1,000 for other projects. Fees billed by Moss for tax services in 2008 aggregated approximately $104,000, including $34,000 for tax return and compliance work and $70,000 for other projects.

All Other Fees

        Other than the fees for services described above, there were no additional fees billed by Moss in 2009 or 2008.

        It is the policy of the Audit Committee to pre-approve all audit and non-audit services provided by the Company's independent registered public accounting firm. The Audit Committee reviewed the above-described fees for non-audit services and considered whether the provision of those services is compatible with maintaining the independence of Moss and concluded that Moss has maintained their independence.

Communications with the Board of Directors

        The Company provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors or any director, c/o Assistant Secretary, Arden Group, Inc., P.O. Box 512256, Los Angeles, California 90051-0256. All communications will be compiled by the Assistant Secretary of the Company and submitted to the members of the Board of Directors or to the individual director to whom it was addressed on a periodic basis. The Company does not have a policy with regard to directors' attendance at the Annual Meeting of Stockholders. All of the Directors attended the Annual Meeting of Stockholders held in June 2009.

Compensation of Directors

        During 2009, each non-employee director of the Company was compensated for his services as a director at an annual rate of $24,000, plus $1,000 for each Board meeting attended and $1,000 for attendance at each committee meeting. Non-employee directors who serve as committee chairmen are entitled to an additional $6,000 per year. Directors serving on the Audit Committee receive an additional $12,000 per year and the chairman of the Audit Committee receives an additional $6,000 per year. Mr. Briskin is an employee of the Company and does not receive the compensation otherwise payable to directors.

        As of January 2, 2010, each of the non-employee directors held stock appreciation rights (SARs) covering shares of Class A. When the SARs are exercised, each unit entitles the holder to receive the excess of the fair market value of a share of Class A, as determined in accordance with the SARs agreement, on the date of exercise over the grant price. The grant price for all SARs granted through January 2, 2010 has been equal to the fair market value of a share of Class A on the date of grant. All SARs held by non-employee directors as of January 2, 2010 vest 25% each year beginning at the end of the first or third year and expire five or seven years from the date of grant, respectively. SARs held by a director at the date of the director's death vest in full and are paid out as if fully exercised on the date of death. No SARs were granted in fiscal 2009 to any director.

        In January 2010, all then current holders of the Company's SARs (including non-employee directors) with a grant date on or before December 6, 2007 were offered the opportunity to exchange their then outstanding SARs units for an equal number of new SARs units with a grant price of $110 and a new vesting period. Grant prices for these units under the then existing SARs agreements ranged from $121.03 to $146.44. Ordinarily, the grant price is determined based upon the fair market value of a share of the Company's Class A on the date of grant. On the date the exchange offer was made to these SARs holders, the grant price of $110 exceeded the Class A closing price of $95.98 per share. For those holders who accepted the Company's exchange offer, the new SARs were granted effective January 15, 2010 and expire January 15, 2017. The closing price of a share of the Company's Class A on the grant date was $108.71. In the event that the SARs holder opted to exchange their SARs, they also agreed to start their vesting period over. The new SARs vest 25% each year beginning at the end of the third year and expire seven years from the date of grant. All of the 42,500 SARs units held by the Company's directors at fiscal 2009 year end were exchanged.

        The following table sets forth the compensation of the non-employee directors of the Company for 2009.

Director Compensation for 2009

Name	Fees Earned or Paid in Cash ($)
M. Mark Albert	47,000
John G. Danhakl	46,000
Robert A. Davidow	56,000
Kenneth A. Goldman	28,000
Steven Romick	59,000

        The following table provides information as to outstanding SARs held by directors as of January 2, 2010:

Outstanding SAR Awards at 2009 Fiscal Year-End

Name	Number of Securities Underlying Unexercised SARs (#) Exercisable	Number of Securities Underlying Unexercised SARs (#) Unexercisable(1)	SARs Exercise Price ($)(1)	SARs Expiration Date(1)
M. Mark Albert	2,500	5,000	121.03	3/13/2012
M. Mark Albert	0	7,000	146.44	12/5/2014
John G. Danhakl	0	7,000	146.44	12/5/2014
Robert A. Davidow	0	7,000	146.44	12/5/2014
Kenneth A. Goldman	0	7,000	146.44	12/5/2014
Steven Romick	0	7,000	146.44	12/5/2014

(1)
SARs with an exercise price of $121.03 vest 25% each year beginning at the end of the first year and expire five years from the date of grant. SARs with an exercise price of $146.44 vest 25% each year beginning at the end of the third year and expire seven years from the date of grant. Effective January 15, 2010, all of these SARs were exchanged for new SAR units with a revised exercise price of $110, a new vesting schedule and an expiration date of January 15, 2017 as more fully discussed above.

Security Ownership of Management

        The following table shows, as of April 20, 2010, the beneficial ownership of the Company's Class A, its only outstanding class of equity securities, by each director, executive officer and by all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
M. Mark Albert	0
Bernard Briskin	1,800,245	(2)	57.0%
John G. Danhakl	0
Robert A. Davidow	0
Kenneth A. Goldman	134,240	(3)	4.2%
Laura J. Neumann	0
Steven Romick	0
All directors and executive officers as a group (7 persons)	1,934,485	(2)(3)	61.2%

(1)
Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. The number of outstanding shares of Class A, on which the percentages shown in this table are based, does not include 1,357,200 treasury shares of the Company's Class A.

(2)
See notes (2) and (3) to the table under "Principal Stockholders" set forth above.

(3)
Of these shares, 46,240 are held in trust by Mr. Goldman, as trustee, for the grandchildren of Mr. and Mrs. Briskin and 88,000 are held by limited partnerships, of which Mr. Goldman is one of the general partners and the limited partners are trusts of which Mr. Goldman is the trustee and the beneficiaries are members of Mr. and Mrs. Briskin's family.

Equity Compensation Plan Information

        The following table provides information related to the Company's equity compensation plans as of January 2, 2010:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders(1)
Non-Officer and Non-Director Stock Option Plan	0	0	28,500

(1)
Does not include SARs which provide for cash only compensation.

        In 1998, the Company adopted the Non-Officer and Non-Director Stock Option Plan (the Stock Option Plan), referred to above, which was not submitted to security holders for approval and initially provided for the granting of stock options to key employees to purchase up to 35,000 shares of the Company's Class A. The Stock Option Plan was amended in fiscal 2000 to increase the number of shares available thereunder to an aggregate of 70,000 shares. The objective of the Stock Option Plan is to attract and retain quality personnel and to promote the success of the Company by providing employees the opportunity to share in its growth. These options vest at 25% per year beginning at the end of the first year and expire five years from the date of grant. The exercise price of stock options granted under the Stock Option Plan is equal to the fair market value of the Company's Class A on the date of grant. As of January 2, 2010, there were no stock options issued and outstanding.

Identification of Executive Officers

        Below is set forth certain information about each of the executive officers of the Company as of April 20, 2010:

Name	Age	Position(s)
Bernard Briskin	85	Chairman of the Board, President and Chief Executive Officer of the Company, Chairman of the Board, President and Chief Executive Officer of Arden-Mayfair, Inc. and Chairman of the Board and President of Mayfair Realty, Inc., both subsidiaries of the Company, and Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and Chief Executive Officer of Gelson's Markets, both subsidiaries of Arden-Mayfair, Inc.
Laura J. Neumann	47	Chief Financial Officer of the Company, Arden-Mayfair, Inc. and Gelson's Markets

        Mr. Briskin served as Chairman of the Executive Committee of the Board of Directors of Arden-Mayfair, Inc. until August 1978, when he was elected President and Chief Executive Officer of Arden-Mayfair, Inc. In November 1978, Mr. Briskin was elected President and Chief Executive Officer of the Company, and in June 1994, he was elected Chairman of the Board of the Company. Mr. Briskin serves in his current positions with the Company and its subsidiaries pursuant to an employment agreement (Employment Agreement) which expires on January 1, 2012, although the term will be automatically extended for successive one year periods unless certain termination notices are given by either Mr. Briskin or the employers fifteen to eighteen months prior to the current expiration date.

        Ms. Neumann was elected Chief Financial Officer of the Company in December 2009. Ms. Neumann also serves as Chief Financial Officer of Arden-Mayfair, Inc. and Gelson's Markets. She was employed by the Company as its Senior Director of Financial Reporting and Compliance from December 2006 to December 2009. Ms. Neumann also served as the Director of Financial Reporting and Compliance of the Company from May 2003 through November 2006 and has been with the Company since May 1999. From July 2005 to December 2009, in the absence of a Chief Financial Officer, Ms. Neumann acted in a similar capacity as the Principal Financial Officer of the Company.

        Except for Mr. Briskin, who has an Employment Agreement, all officers serve at the pleasure of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers of the Company, as well as persons holding more than ten percent (10%) of a registered class of the Company's equity securities, file with the SEC initial reports of the ownership and reports of changes of ownership of Class A and other equity securities of the Company. In September 2009, the Company and Laura J. Neumann concluded that Ms. Neumann should be treated in SEC filings as an executive officer and file forms under Section 16(a) during the periods that, in the absence of a Chief Financial Officer, she acted in a similar capacity as the Principal Financial Officer of the Company. On September 8, 2009, Ms. Neumann filed a Form 3, showing her holdings as of April 4, 2004, the date she first acted in absence of a Chief Financial Officer in a similar capacity as the Principal Financial Officer, a second Form 3 showing her holdings as of July 1, 2005, the second date on which the Company did not have a Chief Financial Officer and she commenced acting in a similar capacity as the Principal Financial Officer and a Form 4, covering the exempt exercises by her of two SARs aggregating 875 units in 2006, the exempt exercises by her of three SARs in 2007 aggregating 875 units, the exempt exercise by her of one SAR in 2008 covering 875 units and the exempt grant to her in 2007 of SARs covering 3,500 units. Based solely on review of copies of the reports filed with the SEC and written representations that no other reports were required to be filed during the fiscal year ended January 2, 2010, all other Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent (10%) beneficial owners were complied with during such fiscal year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

The Company's Compensation Objectives

        The Company's general objective in setting executive compensation is to meet industry standards of base compensation, while providing an incentive program as part of the overall compensation package to reward named executive officers and other executives who have made a contribution to the Company in the applicable period; to recognize, when applicable, the Company's financial performance in bonus or other incentive type payments; to reward those named executive officers and others who have performed up to and beyond the Company's expectations for them; and to attract new executives who have the self-assurance of good job performance to recognize that a part of their overall compensation will be in a discretionary bonus structure.

Elements of the Company's Compensation Program for Executives

        The Company's compensation packages for its named executives include elements of (1) a base salary; (2) a discretionary or formula bonus; (3) a Company contribution to the employee's account in the Arden Group, Inc. 401(k) Retirement Savings Plan (401(k) Plan); (4) a medical benefits program; (5) possible participation in the Company's SARs program; and (6) other minor benefits.

Reasons for Including Each Element of Executive Compensation

        It is the Company's philosophy to reward its named executives at a level commensurate with executives at other companies in the upscale supermarket industry in Southern California including a significant portion of performance-based compensation. All executives other than the Company's Chief Executive Officer are employed on an at-will basis. The Chief Executive Officer is the only executive with an employment agreement as described below.

        The Company currently has no stock options outstanding and does not presently plan on granting stock options. Instead, it provides incentives to certain named executive officers and other executives with participation in the Company's SARs program. Typically, the Company's Chief Executive Officer or certain other executives will periodically make a request for the Company to consider awarding SARs to certain employees. The request(s) are typically brought before the Compensation Committee and the Board of Directors to consider. In awarding SARs units, the Board of Directors takes into account the balance between the executive's base salary level, past bonuses and the more long-term nature of the SARs program. Overall, the Company believes that the majority of the compensation package should be in current compensation, but that there should be a meaningful level of longer term rewards, such as contributions to the 401(k) Plan and the SARs program. Each case is discussed on a case by case, individual basis. Also taken into account are the executive's performance, the Company's performance and any other SARs units the particular executive in question may have. SARs issued through January 2, 2010 entitled the holder to receive upon exercise thereof the excess of the fair market value of a share of Class A, as determined in accordance with the SARs agreement, on the date of exercise over the grant price which has been the fair market value of a share of Class A on the date of grant. The SARs vest 25% each year beginning at the end of the first or third year and expire five or seven years from the date of grant, respectively. The Chief Executive Officer has never participated in the SARs program.

        In December 2009, the Compensation Committee considered the then current price of the Company's Class A and the substantial spread between that and the then exercise price for virtually all SARs holders. In light of the incentive purposes of the SARs program, the Compensation Committee recommended to the Board of Directors that the SARs unit holders be offered the option of exchanging their existing SAR units for new SAR units having an exercise price in excess of the then fair market value price of the Class A but less than the exercise price of the SAR units being exchanged. The Board then considered this suggestion, voted to implement it, and the exchange was effectuated as of January 15, 2010. The new SARs have an exercise price of $110, a new four year vesting schedule beginning on January 15, 2013 and an expiration date of January 15, 2017.

Effects of the Current Economic Climate

        In determining employee bonuses for 2009 and salaries for 2010, the Compensation Committee also took into account the performance of the Company, including the effects of the current economic climate. Although these factors were also used by the Compensation Committee in prior years in determining bonuses and salaries, the severity of the economic recession heightened their importance. The Compensation Committee did not consider the price of the Company's stock, however, in making these determinations. The Compensation Committee also communicated to management that these economic conditions, the Company's performance and their effects on compensation should not result in the Company's taking unusual risks that are not approved by the Chief Executive Officer or the Board of Directors.

Named Executive Officers' Compensation

        Bernard Briskin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company has an Employment Agreement with the Company dating back to 1988. The term of the Employment Agreement currently expires on January 1, 2012 and is automatically extended for successive periods of one fiscal year unless either the Company and its subsidiaries, who are parties to the Employment Agreement, or Mr. Briskin gives notice of termination no less than fifteen months and no more than eighteen months prior to the date upon which the then current term of the Employment Agreement will expire.

        The Employment Agreement presently provides for base compensation which is adjusted each year based on the increase in the Consumer Price Index (CPI), subject to a maximum annual increase of 4%. The CPI for the year (as defined in the Employment Agreement) decreased and, therefore, Mr. Briskin was not entitled to an increase in base pay for 2010. Consequently, Mr. Briskin's base compensation for 2010 will be $669,290, the same as for 2009. The Employment Agreement also provides for incentive formula based compensation in an amount equal to 2 1/2% of the Company's first $2,000,000 of pre-tax profits (as defined in the Employment Agreement) plus 3 1/2% of pre-tax profits in excess of $2,000,000. However, due to current economic conditions, Mr. Briskin chose to voluntarily limit his 2009 bonus to an amount not to exceed 70% of his 2008 bonus. In addition, the Employment Agreement provides for participation in the Company's medical plan, the use of a Company-owned car and an annual uninsured medical expense reimbursement of up to $200,000 for Mr. Briskin and his immediate family. In 2009, Mr. Briskin's overall compensation was $1,732,015 which included a base salary of $669,290, incentive formula based compensation of $1,039,303 and other benefits of $23,422. Accordingly, 60% of

Mr. Briskin's overall compensation was incentive based in 2009. Mr. Briskin's Employment Agreement also provides that at such time as his base salary and bonus cease to accrue under the Employment Agreement for any reason other than his breach of the Employment Agreement or termination of his employment for cause, the Company will thereafter pay him on a monthly basis in arrears, as long as he lives, an amount per annum equal to 25% of his average base salary and bonus earned in the last three full fiscal years prior to the cessation of his employment. The Company would also continue to provide Mr. Briskin during his lifetime with health insurance benefits and an automobile allowance equivalent to that which the Company then grants to its senior executives and an annual uninsured medical expense reimbursement of up to $200,000 for Mr. Briskin and his immediate family. At each time that modifications were made to Mr. Briskin's Employment Agreement, the Company carefully evaluated the effects of Internal Revenue Code (IRC) Section 162(m). The terms of the Employment Agreement were subject to review during the 2003 fiscal year by the Compensation Committee of the Board of Directors. During the review, discussions took place between Mr. Briskin and the Compensation Committee concerning amendments to certain provisions of the Employment Agreement, but no amendments other than as described in the following sentence have yet been effected. In December 2008, the Employment Agreement was amended to bring it into compliance with IRC Section 409A which deals with non-qualified deferred compensation.

        The Company's other named executive officer, Ms. Laura J. Neumann, received total compensation of $216,779 in 2009, consisting of a base salary of $181,588, a bonus of $25,500 and other benefits amounting to $9,691. As of January 2, 2010, Ms. Neumann held 3,500 units of SARs which were awarded to her in 2007 all of which were exchanged effective January 15, 2010 as discussed above under "Compensation of Directors." No SARs were granted to Ms. Neumann during 2009 or 2008. Ms. Neumann exercised SARs covering 875 units in both 2008 and 2007.

How Amounts and Formulas are Determined by the Company

        Toward the end of each year, the Company's Chief Executive Officer and certain executives recommend to the Compensation Committee bonuses for each named executive officer (other than the Chief Executive Officer of the Company who is the only executive with an employment agreement) and other executives for the year then being completed and salaries for each for the upcoming year. Those recommendations are then reviewed by the Compensation Committee of the Company's Board of Directors. In reviewing and finalizing bonuses and salary adjustments, the Chief Executive Officer and the Compensation Committee review individual performance and results, as well as the performance of the Company overall and, in this year, also took into account the existing economic conditions.

General

        The following table sets forth the total annual and long-term compensation paid or accrued by the Company and its subsidiaries in connection with all businesses of the Company and its subsidiaries to or for the account of the Chief Executive Officer of the Company and the Principal Financial Officer or the person acting in a similar capacity as the Principal Financial Officer during the past three fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Bernard Briskin, Chief Executive Officer	2009	669,290	(1)	0	1,039,303	23,422	1,732,015
	2008	669,290	(1)	0	1,484,719	26,080	2,180,089
	2007	647,282	(1)	0	1,737,772	26,877	2,411,931
Laura J. Neumann, Chief Financial Officer(2)	2009	181,588	25,500	0	0	9,691	216,779
	2008	166,082	25,500	0	0	8,207	199,789
	2007	141,450	30,000	141,435	0	18,347	331,232

(1)
The amount of Mr. Briskin's bonus is determined under a formula based on the Company's pre-tax profits and is shown under the Non-Equity Incentive Plan Compensation column of this chart. Mr. Briskin's Employment Agreement provides for an annual bonus equal to 2 1/2% of the Company's first $2,000,000 of pre-tax profits (as defined in the Employment Agreement) plus 3 1/2% of pre-tax profits in excess of $2,000,000. However, due to current economic conditions, Mr. Briskin chose to voluntarily limit his 2009 bonus to an amount not to exceed 70% of his 2008 bonus.

(2)
Ms. Neumann was elected Chief Financial Officer of the Company in December 2009. The Company did not have a Chief Financial Officer from July 2005 through November 2009. During that period, Ms. Neumann acted in a similar capacity as the Principal Financial Officer of the Company in the absence of a Chief Financial Officer.

(3)
The amount for Option Awards represents the aggregate grant date fair value of SARs granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, "Compensation – Stock Compensation." For information regarding valuation assumptions used, refer to Note 1 of the Arden Group, Inc. financial statements in the Form 10-K for the year ended January 2, 2010, as filed with the SEC. This amount does not necessarily correspond to the actual value that will be realized by the named executive officer. Under ASC Topic 718, the measurement date for cash settled SARs is the date of settlement. Accordingly, liabilities related to SARs are remeasured at the end of each reporting period until settlement.

(4)
The amount shown in the All Other Compensation column for 2009 for Mr. Briskin includes $17,468 for uninsured medical expense reimbursement, $3,183 for an auto allowance, $2,400 of Company discretionary contributions to the 401(k) Plan and group term life insurance premiums of $371. All Other Compensation for Ms. Neumann in 2009 includes $7,209 for pay in lieu of vacation, $2,400 of Company discretionary contributions to the 401(k) Plan and group term life insurance premiums of $82.

Compensation Committee Interlocks and Insider Participation

        The Board of Directors has a Compensation Committee. In 2009, the Compensation Committee was comprised of the following directors, none of whom are or have been officers or employees of the Company:

    John G. Danhakl, Chairman
    M. Mark Albert
    Robert A. Davidow

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for its Meeting to be held on June 15, 2010.

John G. Danhakl, Chairman
M. Mark Albert
Robert A. Davidow

Members of the Compensation Committee

        The foregoing Compensation Committee Report shall not be deemed to be "soliciting material," or to be "filed" with the SEC or be subject to Regulation 14A or 14C, other than as provided in Item 407(e)(5)(i) of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Risk Analysis of the Company's Compensation Plans

        The Compensation Committee has reviewed the Company's compensation policies and believes that the Company's policies do not encourage excessive and unnecessary risk-taking, and that the level of risk they do encourage is not reasonably likely to have a material adverse effect on the Company.

Stock Appreciation Rights

        The Company has granted SARs covering shares of the Company's Class A to non-employee directors and to certain officers and employees of the Company and its subsidiaries. Each SAR entitles the holder to receive upon exercise thereof the excess of the fair market value of a share of Class A, as determined in accordance with the SARs agreement, on the date of exercise over the grant price. SARs granted prior to December 2007 vest 25% each year beginning at the end of the first year and expire five years from the date of grant. SARs granted in December 2007 or later vest 25% each year beginning at the end of the third year and expire seven years from the date of grant. No SARs were granted during fiscal 2009 to non-employee directors or named executives. In January 2010, current holders of the Company's SARs with a grant date on or before December 6, 2007 were offered the opportunity to exchange their then outstanding SARs units for an equal number of new SARs units with a grant price of $110 and a new vesting period as discussed above under "Compensation of Directors."

        The following table provides information as to outstanding SARs held by named executive officers as of January 2, 2010:

Outstanding SAR Awards at 2009 Fiscal Year-End

Name	Number of Securities Underlying Unexercised SARs(#) Exercisable	Number of Securities Underlying Unexercised SARs (#) Unexercisable		SARs Exercise Price ($)	SARs Expiration Date
Laura J. Neumann	0	3,500	(1)	146.44	12/5/14

(1)
These SARs vest 25% each year beginning on December 6, 2010. Effective January 15, 2010, these SARs were exchanged as discussed above.

Arden Group, Inc. 401(k) Retirement Savings Plan

        Effective January 1, 1992, the Company's Board adopted the 401(k) Plan. It covers all non-union employees of the Company and its subsidiaries who have attained the age of 18 and have completed the applicable service requirement, as well as retirees and employees who have terminated but remain participants in the 401(k) Plan. On the first of the month following the completion of one month of service, the 401(k) Plan provides that, with certain limitations, a qualifying employee may elect to contribute up to 100% of such employee's annual compensation to the 401(k) Plan up to a maximum of $16,500 in 2009 on a tax-deferred basis. In addition employees over the age of 50 may elect to make catch up contributions up to a maximum of $5,500 in 2009. Annual contributions have been made by the Company in a discretionary amount as determined by the Company each year. The Company made discretionary contributions of $295,000 to the 401(k) Plan in 2009.

Stock Bonus Plan

        The Company previously maintained a non-contributory, trusteed Stock Bonus Plan which qualified as a profit sharing plan under Section 401(a) of the IRC of 1986, as amended. Plan assets were invested in the Company's Class A with excess cash being invested in certain government-backed securities. Legislation passed as part of the Pension Protection Act of 2006 requires employers to allow participants who own employer securities the opportunity to diversify their assets. As a result, the Stock Bonus Plan was merged into the 401(k) Plan effective March 2007.

Employment Agreement—Bernard Briskin

        Mr. Briskin is employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc., Chairman of the Board of Directors and President of Mayfair Realty, Inc., Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and Chief Executive Officer of Gelson's Markets pursuant to an Employment Agreement. The compensation of Mr. Briskin, the Chief Executive Officer of the Company, is established under the Employment Agreement, as amended, which currently expires on January 1, 2012. The Employment Agreement provides that, upon the expiration of the initial term on January 1, 2004, the term thereof is automatically extended for successive periods of one fiscal year unless either the Company and its subsidiaries or Mr. Briskin gives notice of termination not less than fifteen months and no more than eighteen months prior to the date upon which the then current term of the Employment Agreement will expire. Pursuant to the terms of the Employment Agreement, Mr. Briskin's base salary increases on January 1 of each year based upon increases in the CPI subject to a maximum annual increase of 4%. The CPI for the year (as defined in the Employment Agreement) decreased and, therefore, Mr. Briskin was not entitled to an increase in base pay for 2010. In addition to his base salary, Mr. Briskin's Employment Agreement provides for a formula-based bonus. His annual bonus is equal to 2 1/2% of the Company's first $2,000,000 of pre-tax profits (as defined in the Employment Agreement) plus 3 1/2% of pre-tax profits in excess of $2,000,000. The Employment Agreement also provides for an annual uninsured medical expense reimbursement up to $200,000 for Mr. Briskin and his immediate family. The terms of the Employment Agreement were subject to review during the 2003 fiscal year by the Compensation Committee of the Board of Directors. During the review, discussions took place between Mr. Briskin and the Committee concerning amendments to certain provisions of the Employment Agreement, but no amendments other than as described in the following sentence have yet been effected. In December 2008, the Employment Agreement was amended to bring it into compliance with IRC Section 409A which deals with non-qualified deferred compensation.

        Mr. Briskin's Employment Agreement provides that at such time as his base salary and bonus cease to accrue under the Employment Agreement for any reason other than his breach of the Employment Agreement or termination of his employment for cause, the Company will thereafter pay him on a monthly basis in arrears, as long as he lives, an amount per annum equal to 25% of his average base salary and bonus earned in the last three full fiscal years prior to the cessation of his employment. The Company would also continue to provide Mr. Briskin during his lifetime with health insurance benefits, an automobile allowance equivalent to that which the Company then grants to its senior executives and an annual uninsured medical expense reimbursement of up to $200,000 for Mr. Briskin and his immediate family. If the Company's obligation to make these payments was triggered on January 1, 2010, the last business day of the Company's fiscal year ended January 2, 2010, the Company would be obligated to pay Mr. Briskin monthly payments averaging $43,387 during his lifetime beginning on February 1, 2010 and to provide him with an automobile allowance which would be approximately $25,000 per year and health insurance benefits and uninsured medical expense reimbursements up to $200,000 per year for him and his immediate family. For accrual purposes, it is assumed that the cost of the health insurance benefits and the uninsured medical expense reimbursement would aggregate $200,000 per year.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Company's Board of Directors, upon recommendation of its Audit Committee, has selected Moss, an independent registered public accounting firm, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2010 fiscal year. If the stockholders do not ratify the appointment of Moss, another independent registered public accounting firm will be appointed by the Board of Directors on recommendation of the Audit Committee.

        It is anticipated that representatives of Moss will attend the Meeting with the opportunity to make any statement they may desire to make, and will be available to respond to appropriate questions from stockholders.

        Ratification of the selection of an independent registered public accounting firm for the Company requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not be voted for or against this proposal, but will have the effect of negative votes since an affirmative vote of a majority in voting interest of stockholders present and eligible to vote is required to ratify the selection.

        The Board of Directors recommends a vote FOR ratification of the selection of Moss.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

        The Company has a written policy to enter into or ratify a related party transaction only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines and has determined that the transaction is on terms comparable to those that could be obtained in arms-length dealings with a non-related third party.

        For purposes of this policy, a related party transaction is a transaction or series of transactions between the Company and an executive officer or director, a stockholder holding in excess of 5% of the Company's outstanding voting stock, a member of the immediate family of an executive officer, director or 5% holder, or an entity owned or controlled by any of the foregoing or in which any of the foregoing has a substantial ownership interest or controls such entity. Excluded from related party transactions are transactions generally available to all employees, transactions involving less than $50,000 when aggregated with a series of similar transactions and compensation matters approved by the Compensation Committee or the Board of Directors.

        The Company's policies and procedures for review, approval or ratification of related party transactions are in writing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        A director of the Company, Mr. Goldman, is a partner in a law firm which performs legal services for the Company.

CODE OF ETHICS AND BUSINESS CONDUCT

        The Company has adopted a Code of Ethics and Business Conduct applicable to all officers, directors, management and employees. The Code of Ethics and Business Conduct includes a Supplementary Code of Ethics for Financial Professionals which is applicable to the chief executive officer, chief financial officer, principal accounting officer or controller and individuals performing similar functions. A copy of the Code of Ethics and Business Conduct may be obtained, without charge, upon written request to the Assistant Secretary, Arden Group, Inc., P.O. Box 512256, Los Angeles, California 90051-0256.

 DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the 2011 Meeting in conformity with current SEC proxy regulations, any such proposal must be received by any Assistant Secretary of the Company no later than January 3, 2011 in order for it to be includable in the proxy statement for such Meeting. If a stockholder intends to present a proposal at the 2011 Meeting but does not seek inclusion of that proposal in the proxy statement for that Meeting, the holders of proxies for that Meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 19, 2011.

By Order of the Board of Directors

Senior Vice President

May 3, 2010

 APPENDIX A

ARDEN GROUP, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit Committee is appointed by the Board of Directors (the "Board") to monitor and oversee the integrity of the financial statements of Arden Group, Inc. (the "Company") and the independence and performance of the Company's independent accountants. In that regard, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

        The Audit Committee shall meet the size, independence and experience requirements of applicable statutes and regulations and the listing standards of the NASDAQ Stock Market for NASDAQ National Market issuers (as in effect from time to time).

        The Audit Committee shall:

        1.     Select, appoint (subject, if applicable, only to stockholder ratification) and retain independent accountants for the Company. The Audit Committee shall also pre-approve all services to be performed by and fees to be paid to the independent accountants and the terms of their engagement, including both audit and non-audit services. The Audit Committee may delegate to one or more Audit Committee members the authority to pre-approve non-audit services between regularly scheduled meetings of the Audit Committee provided that such approvals are reported to the Audit Committee at the next meeting. The independent accountants shall report directly to the Audit Committee.

        2.     Meet with such frequency as the Audit Committee believes is reasonable and appropriate, taking into account relevant circumstances. The Audit Committee meetings may be separate and private as the Audit Committee may determine.

        3.     Review with management the annual audited financial statements as well as the adequacy of internal controls and procedures that could materially affect the Company's financial statements.

        4.     Review with management and the independent accountants any material financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

        5.     Inquire of management and the independent accountants about material financial risk exposures and review the steps management has taken to monitor and control such exposures.

        6.     Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

        7.     Receive periodic written reports from the independent accountants regarding the independent accountants' independence and any relationships between the independent accountants and the Company, discuss such reports with the independent accountants, and, if so determined by the Audit Committee, take appropriate action to satisfy itself as to the independence of the independent accountants.

        8.     Receive periodic reports from the independent accountants relating to, among other things, critical accounting polices and practices, alternative treatments under GAAP, communications between the independent accountants and management of the Company and reports of the effectiveness of the Company's internal controls and/or other reports which may be required to be given by the independent accountants to the Company and/or the Audit Committee.

        9.     Evaluate the performance of the independent accountants and, if so determined by the Audit Committee, replace the independent accountants.

A-1

        10.   Meet with the independent accountants prior to the annual audit to review the planning and staffing of the audit.

        11.   Meet periodically with the independent accountants in separate private sessions to discuss any matters that the Audit Committee or the independent accountants believe should be discussed.

        12.   Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

        13.   Meet with the independent accountants following the annual audit to review with the independent accountants any problems or difficulties the accountants may have encountered in connection with the audit, the adequacy of the internal accounting controls, the financial and accounting personnel and, if a management letter was provided by the independent accountants, the management letter and the Company's response to that letter.

        14.   Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Annual Proxy Statement. The Audit Committee also shall review and discuss with management and the independent accountants the annual audited financial statements, including the disclosures made in the management's discussion and analysis, and recommend to the Board whether or not to include the audited financial statements in the Company's Form 10-K for the applicable fiscal year.

        15.   Review and discuss with management and the independent accountants the Company's quarterly financial statements prior to the filing of the related Form 10-Q.

        16.   Meet at any time or from time to time with management personnel of the Company or its subsidiaries, either individually (which sessions may be private) or with one or more members thereof, to discuss any matters that the Audit Committee or any one or more of such persons believes should be discussed.

        17.   Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company or any of its subsidiaries of concerns regarding questionable accounting or auditing matters.

        18.   Discuss with management and the independent accountants any disagreements that may arise between them regarding financial reporting. The Audit Committee shall be responsible for overseeing the resolution of such disagreements.

        19.   Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        20.   Have the authority to retain and engage independent legal counsel and such other consultants and advisers, including accountants, as the Audit Committee determines are necessary to carry out its duties. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants or advisers to, the Audit Committee. To the extent required by law, the Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation (a) to the independent accountants, if any, employed by the Audit Committee for the purpose of rendering or issuing an audit report and (b) to any advisers employed or engaged by the Audit Committee as authorized in this paragraph.

A-2

ARDEN GROUP, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC. Bernard Briskin, Kenneth A. Goldman and John G. Danhakl are hereby appointed proxies (each with C power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled P to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 15, 2010 and all adjournments thereof, on the matters set forth below, O and in their discretion upon any other matters brought before the meeting. R THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1 AND 2. M 1. ELECTION OF DIRECTORS O FOR the nominees listed below M WITHHOLD AUTHORITY to vote for the nominees listed below X (a) Bernard Briskin (b) John G. Danhakl (c) Kenneth A. Goldman O (Instruction: To withhold authority to vote for any nominee, strike a line through that nominee’s name above.) Y 2. FOR AGAINST ABSTAIN the proposal to ratify the selection of N Moss Adams LLP as an independent registered public accounting firm of the Company. (Continued and to be signed on other side)

(Continued from other side) THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. PLEASE The undersigned hereby revokes all prior proxies. SIGN, Dated DATE, Signature AND Signature MAIL I/WE PLAN TO ATTEND THE MEETING. Please be sure to date this Proxy and to sign exactly as THIS your name appears hereon; joint owners should each sign, if by a corporation, in the manner usually employed by it; PROXY if by a fiduciary, the fiduciary’s title should be shown. YOUR VOTE IS IMPORTANT. TODAY

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS ON JUNE 15, 2010
PROXY STATEMENT
ELECTION OF DIRECTORS
Director Compensation for 2009
Outstanding SAR Awards at 2009 Fiscal Year-End
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
Outstanding SAR Awards at 2009 Fiscal Year-End
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CODE OF ETHICS AND BUSINESS CONDUCT
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
  APPENDIX A
ARDEN GROUP, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS